EXHIBIT 3.1
                           Articles of Incorporation
                                       of
                             Tiberon Resources Ltd.

[Stamp of Nevada
 Secretary of State]
                            ARTICLES OF INCORPORATION

                                       OF

                             TIBERON RESOURCES LTD.


                                    ARTICLE I

         The name of the corporation is Tiberon Resources Ltd. (the "Corporation").


                                   ARTICLE II

         The amount of total authorized capital stock which the Corporation shall have authority to issue is 50,000,000 shares of common stock, each with $0.001 par value, and 1,000,000 shares of preferred stock, each with $0.01 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.


                                   ARTICLE III

         The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corpora tion except as otherwise provided in the Bylaws, these Articles of Incorporation or by the laws of the State of Nevada. The number of members of the Board of Directors shall be set in accordance with the Company's Bylaws; however, the initial Board of Directors shall consist of one member. The name and address of the person who shall serve as the director until the first annual meeting of stockholders and until his successors are duly elected and qualified is as follows:

NAME                                              ADDRESS
Leroy Halterman                                   11930 Menaul Blvd., N.E., #112
                                                  Albuquerque, NM 87112



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                                   ARTICLE IV

         The name and address of the incorporator of the Corporation is Craig A. Stoner, 455 Sherman Street, Suite 300, Denver, Colorado
80203.


                                    ARTICLE V

         To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.037), as the same now exists or may hereafter be amended or supplemented, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for damages for breach of fiduciary duty as a director or officer.


                                   ARTICLE VI

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.


                                   ARTICLE VII

         The owners of shares of stock of the Corporation shall not have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares.

                                  ARTICLE VIII

         Only the shares of capital stock of the Corporation designated at issuance as having voting rights shall be entitled to vote at meetings of stockholders of the Corporation, and only stockholders of record of shares having voting rights shall be entitled to notice of and to vote at meetings of stockholders of the Corporation.

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                                   ARTICLE IX

         The initial resident agent of the Corporation shall be the Corpora tion Trust Company of Nevada, whose street address is 1 East 1st Street, Reno, Nevada 89501.


                                    ARTICLE X

         The provisions of NRS 78.378 to 78.3793 inclusive, shall not apply to the Corporation.

                                   ARTICLE XI

         The purposes for which the Corporation is organized and its powers are as follows:

                  To engage in all lawful business; and

                  To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

                                   ARTICLE XII

         One-third of the votes entitled to be cast on any matter by each shareholder voting group entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter by shareholders.

                                  ARTICLE XIII

         The holder of a bond, debenture or other obligation of the Corporation may have any of the rights of a stockholder in the Corpora tion to the extent determined appropriate by the Board of Directors at the time of issuance of such bond, debenture or other obligation.




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         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 7th day of April, 1998.


                                                     By/s/CRAIG A. STONER
                                                          Craig A. Stoner
                                                          Incorporator


STATE OF COLORADO                                    )
CITY AND                                             ) ss.
COUNTY OF DENVER                                     )

         Personally appeared before me this 7th day of April, 1998, Craig A. Stoner, who, being first duly sworn, declared that he executed the foregoing Articles of Incorporation and that the statements therein are true and correct to the best of his knowledge and belief.

         Witness my hand and official seal.


[Notary Seal]                                        /s/NANCY J. PARKS
                                                     Notary Public

My commission expires:                               Address:
                                                     455 SHERMAN STREET
10/26/98                                             SUITE 300
                                                     DENVER, CO  80237



K:\FMM\TIBERON\ARTICLES.INC
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[Seal of Nevada Secretary of State on back side of page]

                                            [Stamp of Nevada Secretary of State]

                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

I, Corporation Trust Company of Nevada, with address at One East First Street, Town of Reno, County of Washoe, State of Nevada, hereby accept the appointment as Resident Agent of Tiberon Resources Ltd. in accordance with NRS 78.090.

In Witness Whereof, I have hereunto set my hand this 9th day of April, 1998.

                                             CT CORPORATION SYSTEM

                                             /s/Marcia J. Sunahara
                                             -----------------------------
                                             Signature

                                             Marcia J. Sunahara
                                             -----------------------------
                                             Print Name

                                             Spec. Asst. Secretary.
                                             -----------------------------
                                             Title



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